UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYNGN INC.

(Exact name of Registrant as specified in its charter)

Delaware	46-2007094
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1015 O’Brien Dr.

Menlo Park, CA 94025
(650) 924-5905

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Cyngn Inc. 2021 Incentive Plan

(Full title of the plan)

Lior Tal
Chief Executive Officer
Cyngn Inc.
1015 O’Brien Dr.
Menlo Park, CA 94025
(650) 924-5905

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Cyngn Inc., a Delaware corporation (the “Company”) to:

●	register additional shares of common stock, $0.00001 par value per share (the “Common Stock”), issuable under Cyngn Inc.’s 2021 Equity Incentive Plan, as amended (the “Plan”) as a result of an evergreen provision contained therein, as amended on June 25, 2024 (the “2025 Evergreen Provision”). On January 1, 2025, 54,929 shares of Common Stock (the “2025 Evergreen Shares”) were added to the total number of shares of Common Stock reserved for issuance under the Plan. Pursuant to the 2025 Evergreen Provision, on January 1 of each year commencing in 2025, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to the least of: (a) 15% of the outstanding Common Stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year; or (b) a lesser amount determined by the Company’s board of directors.

●

register additional shares of Common Stock, issuable under the Plan as a result of an evergreen provision contained therein, as amended on November 7, 2023 (the “2024 Evergreen Provision”). On January 1, 2024, 67 shares of Common Stock (the “2024 Evergreen Shares”) were added to the total number of shares of Common Stock reserved for issuance under the Plan. Pursuant to the 2024 Evergreen Provision, on January 1, 2024, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to the least of: (a) 5% of the outstanding Common Stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year; or (b) a lesser amount determined by the Company’s board of directors.

●	include in Part I of the Registration Statement a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock grants, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the contents of the prior registration statements on Form S-8, File No. 333-276792 and File No. 333-262130, previously filed with respect to the Plan, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the Plan (the “Recipients”) with documents that contain information related to the Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

Lior Tal

Chief Executive Officer

Cyngn Inc.

1015 O’Brien Dr.

Menlo Park, CA 94025

REOFFER PROSPECTUS

CYNGN INC.

Up to 834 Shares of Common Stock

Issuable under certain grants under

the 2021 Equity Incentive Plan

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 834 shares (the “Shares”) of our common stock, $0.00001 par value per share (the “Common Stock”) by certain security holders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with common stock underlying options issued under the 2021 Equity Incentive Plan (the “Plan”). You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on Nasdaq, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 9 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 7 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “CYN” and the last reported sale price of our Common Stock on March 19,  2025 was $4.83 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 21, 2025

CYNGN INC.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

ii

PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of Cyngn Inc., a Delaware corporation.

Our Company

We are an autonomous vehicle (“AV”) technology company that is focused on addressing industrial uses for autonomous vehicles. We believe that technological innovation is needed to enable adoption of autonomous industrial vehicles that will address the substantial industry challenges that exist today. These challenges include labor shortages, high labor costs, and work safety.

We integrate our full-stack autonomous driving software, DriveMod, onto vehicles manufactured by Original Equipment Manufacturers (“OEM”) either via retrofit of existing vehicles or by integration directly into vehicle assembly. We design the DriveMod to be compatible with sensors and components from leading hardware technology providers and integrate our proprietary AV software to produce differentiated autonomous vehicles.

Autonomous driving has common technological building blocks that remain similar across vehicles and applications. By tapping into these building blocks, DriveMod is designed to deliver autonomy to new vehicles via streamlined hardware/software integration. This vehicle-agnostic approach enables DriveMod to expand to new vehicles and novel operational design domains (“ODD”). In short, nearly every industrial vehicle, regardless of use case, can move autonomously using our technology.

Our approach accomplishes several primary value propositions:

1.	Provide autonomous capabilities to industrial vehicles built by established manufacturers that are already trusted by customers.

2.	Generate continual customer value by leveraging the synergistic relationship of autonomous vehicles and data.

3.	Develop consistent autonomous vehicle operation and user interfaces for diverse vehicle fleets.

4.	Complement the core competencies of existing industry players by introducing the leading-edge technologies like Artificial Intelligence (“AI”) and Machine Learning (“ML”), cloud/connectivity, sensor fusion, high-definition mapping, and real-time dynamic path planning and decision making.

We believe our market positioning as a technology partner to vehicle manufacturers creates a synergy with incumbent suppliers that already have established sales, distribution, and service/maintenance channels. By focusing on industrial use cases and partnering with the incumbent OEMs in these markets, we believe we can source and execute revenue-generating opportunities more quickly.

Our long-term vision is for our Enterprise Autonomy Suite (“EAS”)—which includes the DriveMod autonomous driving stack as well as the Cyngn Insight and Cyngn Evolve tools for fleet management, analytics, and data collection—to become a universal autonomous driving solution with minimal marginal cost for companies to adopt new vehicles and expand their autonomous fleets across new deployments. We have already deployed DriveMod software on more than ten different vehicle form factors that range from tow tractors and stand-on floor scrubbers to 14-seat shuttles and electric forklifts in a combination of commercially released products, prototypes, and proof of concept projects, demonstrating the extensibility of our AV building blocks.

Our recent progress contributes to the validation of EAS with OEM partners and end customers. We also continue to build upon our ability to scale our products and generate novel technological developments. The DriveMod Stockchaser with a 6,000-lb towing capacity became commercially available in early 2023 and was first commercially deployed with our partner-customer US Continental (“USC”), a California-based manufacturer of quality leather and fabric care products. We then launched the DriveMod Forklift and the DriveMod Tugger as we continued to expand our vehicle-type portfolio fleet through our OEM partnerships with BYD and Motrec, respectively. The DriveMod MT160 Tugger with a 12,000-lb towing capacity was commercially released in 2024 in partnership with Motrec and is now deployed with multiple customers.

 We secured paid projects with leading global customers like Arauco, along with additional projects from big brands in the Global 500 and the Fortune 100. Paid development projects of this nature are selectively pursued to springboard new products or technology advancements, yielding promising outcomes such as the DriveMod Forklift. The primary focus of the company is to achieve and expand production deployments with its commercially released DriveMod vehicles. As of the end of 2024, those commercial deployments include the named accounts of John Deere, Coats Automotive, and USC, as well as other business awards that have not yet been publicly disclosed. Our patent portfolio expanded with 16 new U.S. patent grants in 2023 and 2 granted in 2024, bringing the total grants to 21.

CYNGN
Autonomous vehicle solutions for industrial and commercial enterprises

Recent Milestones

CYNGN

Cyngn Joins John Deere Supply Base

- Cyngn will supply its DriveMod Tugger to Deere's operation in Dubuque, Iowa.

CYNGN

Cyngn Completes First Paid DriveMod Forklift Deployment at Customer Site

- An important milestone in the commercialization of the DriveMod Forklift.

CYNGN
COATS

Cyngn Initiates Production Deployment with COATS

- The deployment is underway at COATS' 150,000+ square foot manufacturing facility in La Vergne, Tennessee.

CYNGN

Cyngn Receives Notice of Allowance for 21st U.S. Patent

- Since August 2023, Cyngn has been granted 11 additional patents, bringing its total to 21.

CYNGN

Next-Gen 12,000 lb DriveMod Tugger Manufacturing Kick-Off

- Scaling up manufacturing with Motrec to prepare for customer orders.

CYNGN

Cyngn's Next-Gen DriveMod Kit Harnesses Nvidia AI Computers

- Cyngn improves AI performance and system architecture with state-of-the-art GPUs.

We intend to continue to pursue and win additional license agreements with companies that depend heavily on the use of material handling vehicles and that all recognize the need for automation to i) compete in todays economy, ii) combat the significant labor shortages and escalating costs, and iii) improve safety. Our approach to securing these opportunities will be a continued direct sales effort coupled with increasing our network of industrial vehicle dealers that already have significant sales of industrial vehicles.

Our Products

EAS is a suite of technology and tools that consists of three complementary categories: DriveMod, Cyngn Insight, and Cyngn Evolve.

DriveMod: Industrial Autonomous Vehicle System

We built DriveMod as a modular software product that is compatible with various sensor and computer hardware components that are widely used throughout the autonomous vehicle industry. Our software combined with sensors and components from industry-leading hardware providers covers the end-to-end requirements that enable vehicles to operate autonomously with advanced navigation capabilities. The modularity of DriveMod allows our AV technology to be compatible across vehicle platforms as well as indoor and outdoor environments. DriveMod can be retrofitted to existing vehicle assets or integrated into a manufacturing partner’s vehicles at assembly, providing accessible options for our customers to integrate leading-edge technology whether their AV adoption strategies are evolutionary or revolutionary.

The core vehicle-agnostic DriveMod software stack is targeted and deployed to different vehicles through DriveMod Kits, which are the AV hardware systems that take into account the specific needs of operating the DriveMod software on a specific target vehicle. Then, after prototyping and productization, DriveMod kits streamline the integration of AV hardware and software onto vehicles at scale. The DriveMod Kit for Columbia Stockchasers and Motrec MT160 Tuggers are released to mass production and available at scale. Subsequently, we expect to create different instances of DriveMod Kits to support the commercial release of new vehicles on the EAS platform, such as the electric forklifts and other industrial vehicles.

Figure 1: Overview of Cyngn’s autonomous vehicle technology (DriveMod)

DriveMod’s flexibility combines with our network of manufacturing and service partners to support customers at different stages of autonomous technology integration. This allows customers to grow the complexity and scope of their industrial autonomy deployments as their business transforms while continually capturing returns throughout their transition to full autonomy. EAS will also grant customers access to over-the-air software upgrades, ad hoc customer support, and flexible consumption based on usage and scale of operations. By lessening both the commercial and technical burdens of traditional vehicle automation and industrial robotics investments, industrial AVs can become universally available to the market, even reaching small and medium-sized businesses that may otherwise struggle to adopt Industry 4.0 and 5.0 technology.

Cyngn Insight: Intelligent Control Center

Cyngn Insight is the customer-facing tool suite for managing AV fleets and aggregating data to extract business insights. Analytics dashboards surface data about the system’s status, vehicle telemetry, and performance metrics. Cyngn Insight also provides tools to switch between autonomous, manual, and remote operation when required. This flexibility allows customers to use the autonomous capabilities of the system in a way that is tailored to their own operational environment. Customers can choose when to operate their DriveMod-powered vehicles autonomously and when to have human operators operate the vehicles manually or remotely based on their own business needs. When combined, these capabilities and tools make up the Cyngn Insight intelligent control center that enables flexible fleet management from any location.

Cyngn Insight’s tool suite includes configurable cloud dashboards that aggregate diverse data streams at several levels of granularity (i.e., site, fleet, vehicle, module, and component). We can collect data during “open loop” vehicle operation, meaning that the vehicles can be operated manually while still collecting the rich data enabled by the advanced on-vehicle sensors and computers. Data can be used for predictive maintenance, operational improvements, educating employees on digital transformation and more.

Cyngn Evolve: Data Optimization Tools

Cyngn Evolve is our internal tool suite that underpins the relationship between AVs and data. Through a unifying cloud-based data infrastructure, our proprietary data tools strengthen the positive network effects derived from the valuable new data created by AVs. Cyngn Evolve and its data pipelines facilitate AI/ML training and deployment, manage data sets, and support driving simulation and grading to test and validate new DriveMod releases, using both real-world and simulated data.

Figure 2: The Cyngn “AnyDrive” simulation is part of the Cyngn Evolve toolchain. The simulation environment creates a digital version of the physical world. This allows for customer data sets to be leveraged and augmented to achieve testing and validation prior to releasing new AV features.

As AV technology expertise matures globally, there may be opportunities to monetize the sophisticated AV-centric tools of Cyngn Evolve. Currently, we believe that AV development is confined to small groups of experts. Therefore, Cyngn Evolve is currently an internal EAS tool that we use to advance DriveMod and Cyngn Insight, our customer-facing EAS products.

Intellectual Property Portfolio

Our ability to drive impact and growth within the autonomous industrial vehicle market largely depends on our ability to obtain, maintain, and protect our intellectual property and all other property rights related to our products and technology. To accomplish this, we utilize a combination of patents, trademarks, copyrights, and trade secrets as well as employee and third-party non-disclosure agreements, licenses, and other contractual obligations. In addition to protecting our intellectual property and other assets, our success also depends on our ability to develop our technology and operate without infringing, misappropriating, or otherwise violating the intellectual property and property rights of third parties, customers, and partners.

Our software stack has over 30 subsystems, including those designed for perception, mapping & localization, decision making, planning, and control. As of the date of this prospectus, we have 21 granted U.S. patents and submitted 4 pending U.S. patent and expect to continue to file additional patent applications with respect to our technology in the future.

Corporate Information

The Company was originally incorporated in the State of Delaware on February 1, 2013, under the name Cyanogen, Inc. or Cyanogen. The Company started as a venture funded company with offices in Seattle and Palo Alto, aimed at commercializing CyanogenMod, direct to consumer and through collaborations with mobile phone manufacturers. CyanogenMod was an open-source operating system for mobile devices, based on the Android mobile platform. Cyanogen released multiple versions of its mobile operating system and collaborated with an ecosystem of companies including mobile phone OEMs, content providers and leading technology partners from 2013 to 2015.

In 2016 the Company’s management and board of directors, determined to pivot its product focus and commercial direction from the mobile device and telecom space to industrial and commercial autonomous driving with the hiring of Lior Tal in June 2016 to serve as the company’s chief operating officer. Mr. Tal, a seasoned executive of startup firms where prior to joining the company, co-founded Snaptu which later was acquired by Facebook (currently known as Meta Platforms, Inc.), as well as held various leadership roles at Actimize, DiskSites and Odigo; all of these companies which were also later acquired. Mr. Tal was promoted to chief executive officer in October 2016 and continues to serve in this role along with chairman of the board. In May 2017, the Company changed its name to CYNGN Inc.

Our principal business address is 1015 O’Brien Dr., Menlo Park, CA 94025. We maintain our corporate website at https://cyngn.com. The reference to our website is an inactive textual reference only. The information that can be accessed through our website is not part of this reoffer prospectus.

THE OFFERING

Outstanding Common Stock:	1,751,906 shares of our Common Stock are outstanding as of March 21, 2025.

Common Stock Offered:	Up to 834 shares of Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plan.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 7. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq trading symbol:	CYN

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, that we have file with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the Plan. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plan.

The following table sets forth:

●	the name of each Selling Securityholder;

●	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of March 21, 2025 prior to the offering for resale of the shares under this prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this prospectus; and

●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders. Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Number of Shares Beneficially Owned Prior to the Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Completion of the Offering (3)
Securityholders	Number	Percent (%)	Offered Hereby (2)	Number	Percent (%)
Lior Tal (4)	599	*	682	83	*
Donald Alvarez (5)	54	*	73	19	*
Ben Landen (6)	39	*	48	9	*
Karen Macleod (7)	11	*	11	0	*
Colleen Cunningham (8)	10	*	10	0	*
James McDonnell (9)	10	*	10	0	*

*	less than 1%

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 1,751,906 shares of Common Stock outstanding as of March 21, 2025.

(2)

The number of shares of Common Stock offered for resale in this offering reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable awards and grants, including options and restricted stock units, previously made irrespective of whether such grants are vested or convertible as of March 21, 2025 or will become vested or convertible within 60 days.

(3)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

(4)	Mr. Tal is our Chief Executive Officer and Chairman of the Board. Consists of: (a) 34 shares of Common Stock; and (b) 648 shares of Common Stock underlying stock options issued under the Plan, 565 of which are or will become exercisable within 60 days.

(5)	Mr. Alvarez is our Chief Financial Officer and a Director. Consists of 73 shares of Common Stock underlying stock options issued under the Plan, 54 of which are or will become exercisable within 60 days.

(6)	Mr. Landen is our Vice President of Business Development. Consists of: (a) 2 shares of common stock held directly; and (b) 46 shares of Common Stock underlying stock options issued under the Plan, 37 of which are or will become exercisable within 60 days.

(7)	Ms. Macleod is a Director of the Company. Consists of 11 shares of Common Stock underlying restricted stock units issued under the Plan, of which all are or will become vested within 60 days.

(8)	Ms. Cunningham is a Director of the Company. Consists of 10 shares of Common Stock underlying restricted stock units issued under the Plan, of which all are or will become vested within 60 days.

(9)	Mr. McDonnell is a Director of the Company. Consists of 10 shares of Common Stock underlying restricted stock units issued under the Plan, of which all are or will become vested within 60 days.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2024 and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference certain information that we have filed with the Commission under the informational requirements of the Exchange Act, which means that we disclose important information to you by referring to another document filed separately with the Company. The information contained in the documents we are incorporating by reference is considered to be a part of this reoffer prospectus, and the information that we later file with the Commission will automatically update and supersede the information contained or incorporated by reference in this reoffer prospectus.

The following documents filed with the Commission are incorporated by reference in this reoffer prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025;

●	Our Current Reports on Form 8-K filed on January 30, 2025, February 6, 2025, February 12, 2025, and February 28, 2025;

●	Our definitive proxy statement on Schedule 14a filed on January 6, 2025; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on October 19, 2021.

All documents subsequently filed by us with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at thecoretecgroup.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Cyngn Inc., Attention: Investor Relations, 1015 O’Brien Dr., Menlo Park, CA 94025, (650) 924-5905.

CYNGN INC.

UP TO 834 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025;

●	Our Current Reports on Form 8-K filed on January 30, 2025, February 6, 2025, February 12, 2025, and February 28, 2025;

●	Our definitive proxy statement on Schedule 14a filed on January 6, 2025; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on October 19, 2021.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Cyngn Inc., Attention: Corporate Secretary, 1015 O’Brien Dr., Menlo Park, CA 94025, phone number (650) 924-5905.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMES EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

●	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

●	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

At present, we maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number	Description
4.1	2021 Incentive Plan, incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 15, 2021.

4.2	Amendment to 2021 Equity Incentive Plan, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on January 31, 2024.

4.3	Amendment to 2021 Equity Incentive Plan, incorporated by reference to Appendix C to the Company’s Schedule 14A filed with the SEC on May 21, 2024.

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

23.1	Consent of Marcum LLP

23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in the Opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this Registration Statement)

107	Filing Fee Table

ITEM 9. UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, CA, on this 21st day of March, 2025.

CYNGN INC.

By:	/s/ Lior Tal
Lior Tal
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lior Tal, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lior Tal	Chief Executive Officer & Chairman of the Board of Directors and Director (Principal Executive Officer)	March 21, 2025
Lior Tal

/s/ Donald Alvarez	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 21, 2025
Donald Alvarez

/s/ Karen Macleod	Director	March 21, 2025
Karen Macleod

/s/ Colleen Cunningham	Director	March 21, 2025
Colleen Cunningham

/s/ James McDonnell	Director	March 21, 2025
James McDonnell

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